SCHEDULE A

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Expense Limitation Agreement:

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	TERMINATION DATE
LVIP American Century VP Mid Cap Value RPM Fund	0.00%	0.35%	April 30, 2015

LVIP AQR Enhanced Global Strategies Fund	0.70%	0.95%	April 30, 2015

LVIP BlackRock Emerging Markets RPM Fund	0.80%	1.05%	July 1, 2014

LVIP BlackRock Global Allocation V.I. RPM Fund	0.10%	0.45%	April 30, 2015

LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	April 30, 2015

LVIP ClearBridge Variable Appreciation RPM Fund	0.00%	0.35%	April 30, 2015

LVIP ClearBridge Variable Equity Income RPM Fund	0.00%	0.35%	April 30, 2015

LVIP Delaware Foundation Aggressive Allocation Fund	0.73%	0.98%	April 30, 2015

LVIP Delaware Foundation Moderate Allocation Fund	0.73%	0.98%	April 30, 2015

LVIP Delaware Foundation Conservative Allocation Fund	0.73%	0.98%	April 30, 2015

LVIP Dimensional U.S. Equity RPM Fund	0.35%	0.60%	July 1, 2014

LVIP Dimensional Non-U.S. Equity RPM Fund	0.35%	0.60%	April 30, 2015

LVIP Franklin Mutual Shares VIP RPM Fund	0.05%	0.40%	April 30, 2015

LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.57%	0.82%	April 30, 2015

LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	April 30, 2015

LVIP Invesco V.I. Comstock RPM Fund	0.00%	0.35%	April 30, 2015

LVIP Invesco Diversified Equity-Income RPM Fund	0.07%	0.42%	April 30, 2015

LVIP Managed Risk Profile 2010 Fund	0.30%	0.55%	April 30, 2015
LVIP Managed Risk Profile 2020 Fund	0.30%	0.55%	April 30, 2015

LVIP Managed Risk Profile 2030 Fund	0.30%	0.55%	April 30, 2015

LVIP Managed Risk Profile 2040 Fund	0.30%	0.55%	April 30, 2015

LVIP Managed Risk Profile 2050 Fund	0.30%	0.55%	April 30, 2015

LVIP MFS International Growth RPM Fund	0.20%	0.45%	April 30, 2015

LVIP Multi-Manager Global Equity RPM Fund	0.35%	0.70%	April 30, 2015

LVIP PIMCO Low Duration Bond Fund	0.60%	0.85%	April 30, 2015

LVIP SSgA Conservative Index Allocation Fund	0.20%	0.45%	April 30, 2015

LVIP SSgA Conservative Structured Allocation Fund	0.20%	0.45%	April 30, 2015

LVIP SSgA International RPM Fund	0.25%	0.50%	April 30, 2015

LVIP SSgA Moderate Index Allocation Fund	0.20%	0.45%	April 30, 2015

LVIP SSgA Moderately Aggressive Index Allocation Fund	0.20%	0.45%	April 30, 2015

LVIP SSgA Large Cap RPM Fund	0.25%	0.50%	April 30, 2015

LVIP SSgA Small Cap RPM Fund	0.25%	0.50%	April 30, 2015

LVIP Vanguard International Equity ETF Fund	0.30%	0.55%	April 30, 2015

LVIP VIP Contrafund® RPM Portfolio	0.10%	0.45%	April 30, 2015

LVIP VIP Mid Cap RPM Portfolio	0.10%	0.45%	April 30, 2015

MASTER-FEEDER FUNDS
LVIP American Global Growth Fund	0.10% Service II Class	N/A	April 30, 2015

LVIP American Global Small Capitalization Fund	0.10% Service II Class	N/A	April 30, 2015

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 11th of March 2014, to be effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson		/s/ William P. Flory, Jr.
Name:	Kevin J. Adamson	Name:	William P. Flory, Jr.
Title:	Vice President	Title:	Vice President & Chief Accounting Officer

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